EXCHANGE AGREEMENT

between

CITIGROUP INC.

and

FEDERAL DEPOSIT INSURANCE CORPORATION

Dated September 9, 2013

EXCHANGE AGREEMENT, dated September 9, 2013 (this “Agreement”), between CITIGROUP INC., a Delaware corporation (the “Company”), and the FEDERAL DEPOSIT INSURANCE CORPORATION (the “Investor”).

RECITALS:

WHEREAS, the Company issued $4.034 billion of its perpetual preferred stock to the United States Department of the Treasury (“Treasury”) and $3.025 billion of its perpetual preferred stock to the Investor as consideration for the loss-sharing protection provided pursuant to a master agreement, dated as of January 15, 2009 (as amended, the “Master Agreement”), among the Company and certain of its affiliates, Treasury, the Investor and the Federal Reserve Bank of New York;

WHEREAS, the Company entered into separate exchange agreements, each dated as of June 9, 2009, with Treasury (the “UST Exchange Agreement”) and the Investor (the “FDIC Exchange Agreement”) in order to exchange the perpetual preferred stock held by each of Treasury and the Investor for capital securities as specified in such exchange agreements, and such capital securities were issued by Citigroup Capital XXXIII, a Delaware business trust (the “TruPS Issuer”), on July 30, 2009 (the “Capital XXXIII Capital Securities”);

WHEREAS, on December 23, 2009, in connection with the repayment by the Company of funds invested by Treasury as part of the Troubled Asset Relief Program and the termination of the Master Agreement, pursuant to a letter agreement between Treasury and the Investor, the Investor agreed to transfer an additional $800 million of its Capital XXXIII Capital Securities (the “FDIC-to-Treasury Capital XXXIII Capital Securities”) to Treasury upon the maturity of the last outstanding series of the Company’s debt issued under the Investor’s Temporary Liquidity Guarantee Program;

WHEREAS, pursuant to a letter agreement, dated as of December 28, 2012, between the Investor and Treasury (the “UST Letter Agreement”), the Investor transferred the FDIC-to-Treasury Capital XXXIII Capital Securities and thereby reduced the aggregate liquidation amount of Capital XXXIII Capital Securities held by the Investor to $2.225 billion (the “FDIC Capital XXXIII Capital Securities”);

WHEREAS, the Investor desires to exchange the FDIC Capital XXXIII Capital Securities currently held by it (the “TruPS Securities”) for $1.42 billion in aggregate principal amount of the Company’s 5.500% Subordinated Notes due 2025 having the terms described in Exhibit A hereto (the “2025 Subordinated Notes”) and $1 billion in aggregate principal amount of the Company’s 6.675% Subordinated Notes due 2043 having the terms described in Exhibit B hereto (the “2043 Subordinated Notes” and together with the 2025 Subordinated Notes, the “Subordinated Notes”); and

WHEREAS, the Company acknowledges that a mutual and voluntary exchange of consideration supports this Agreement and, accordingly, that the Agreement shall not be construed to be unenforceable in any respect.

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Article I

EXCHANGE

Section 1.1      The Exchange. (a) On the date hereof, the Investor will transfer and deliver to the Company and surrender the TruPS Securities and, in exchange therefor, the Company will issue the Subordinated Notes to the Investor (the “Exchange”).

(b)          In connection with the Exchange, (i) the Company will deliver to the Investor certificates in proper form evidencing the Subordinated Notes and (ii) the Investor will deliver to the Company a certificate of transfer in the form set forth in Exhibit C hereto, together with Certificate No. 6 of Citigroup Capital XXXIII representing the TruPS Securities.

(c)          The Company agrees to cause payment of (i) all accumulated and unpaid distributions on the TruPS Securities from and including the last distribution date of the TruPS Securities on which distributions were paid in full to, but excluding, the date hereof, to be paid by wire transfer on the date hereof to an account designated by the Investor and (ii) all accrued and unpaid interest on the Subordinated Notes from and including the date hereof to, but excluding, the settlement date of the Underwritten Offering (as defined in Section 3.2), to be paid by wire transfer to an account designated by the Investor on the settlement date of the Underwritten Offering.

Section 1.2      Opinion of Counsel. In connection with the entry into this Agreement, the Company has delivered to the Investor written opinions from counsel to the Company, addressed to the Investor and dated as of the date hereof, in substantially the form of Exhibit E hereto.

Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1      Organization; Power; Authorization; Enforceable Obligations. The Company represents and warrants to the Investor that (i) it has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; (ii) it has the power and authority to enter into this Agreement, to carry out its obligations hereunder, to adopt the Resolution (as defined in Section 2.3 below) and to issue the Subordinated Notes and comply with the terms thereof (collectively, the “Transactions”); (iii) it has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and the Transactions; (iv) no consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the Transactions, except consents, authorizations, filings and notices as have been obtained or made and are in full force and effect; and (v) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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Section 2.2      Non-Contravention. (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions and compliance by the Company with the provisions hereof and the Transactions will not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration therefor, or result in the loss of a benefit under, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (1) its organizational documents or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which the Company is a party or by which it may be bound, or to which the Company may be subject, or (B) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company.

(b)          Other than the filing of any current report on Form 8-K required to be filed with the Commission with respect to the Transactions, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such as have been made or obtained, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any governmental authority is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange and the Transactions.

Section 2.3      Board Approval. (a) The Transactions have been adopted, approved and declared advisable by the Funding Committee of the Board of Directors of the Company (the “Board of Directors”) in accordance with the resolutions of the Board of Directors adopted on January 16, 2013 and in accordance with the Company’s charter and applicable law.

(b)          The terms and conditions of the Subordinated Notes were established pursuant to, and are as set forth in, a resolution of the Funding Committee of the Board of Directors adopted on the date hereof (the “Resolution”). The Resolution has been duly adopted by the Company and is in full force and effect.

Section 2.4      Subordinated Notes. (a) The Indenture (as supplemented, the “Indenture”), dated as of April 12, 2001, between the Company and The Bank of New York Mellon, as successor trustee to J.P. Morgan Trust Company, National Association and Bank One Trust Company, N.A. (the “Indenture Trustee”) relating to the Subordinated Notes has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Indenture Trustee, the Indenture is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (together, the “Trust Indenture Act”) and complies in all material respects with the Trust Indenture Act or is exempt from such qualification.

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(b)          The Subordinated Notes have been duly and validly authorized by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and issued in accordance with the Indenture in exchange for the TruPS Securities and delivered to the Investor pursuant to this Agreement, will be validly issued and delivered, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(c)          The Subordinated Notes conform, or will conform, to the description thereof in the Registration Statement (as defined in Section 2.5).

(d)          The Company is not now, nor after giving effect to the transactions contemplated in this Agreement will be, and the Company is not controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.5      Registration of Subordinated Notes. A registration statement on Form S-3 in respect of the Subordinated Notes (File No. 333-191056) (including the preliminary prospectus forming a part thereof (the “Registration Statement”) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) the Company expects it will become effective under the Securities Act on the date hereof.

Article III

ADDITIONAL AGREEMENTS

Section 3.1       Registration Rights. The Company hereby confirms and agrees that the Investor will have the Registration Rights set forth in Exhibit E hereto for so long as the Investor owns any of the Subordinated Notes, and the Subordinated Notes shall be deemed the “Registrable Securities” for purposes of such Registration Rights.

Section 3.2       Termination of FDIC Exchange Agreement. Upon consummation of the Exchange, the FDIC Exchange Agreement shall terminate in its entirety.

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Section 3.3       Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, and execute and deliver such documents and other papers or instruments as may be required, so as to permit consummation of the Exchange and the Investor’s offering and sale of its Subordinated Notes pursuant to an underwritten offering (the “Underwritten Offering”) as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, or as otherwise reasonably requested by the Investor, in each case, as promptly as is practicable, and shall use commercially reasonable efforts to cooperate with the other party to that end.

Article IV

MISCELLANEOUS

Section 4.1      Expenses. The Company agrees to pay all discounts, selling commissions and stock transfer taxes applicable to the sale of all of the Subordinated Notes and fees and disbursements of counsel for the Investor incurred in connection with any such sale, whether in a public offering or private transaction.

Section 4.2      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

Section 4.3       Effectiveness. This Agreement shall be effective and binding upon its execution and delivery by each of the parties hereto.

Section 4.4      GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES, IF AND TO THE EXTENT SUCH LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 4.5       Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first herein above written.

CITIGROUP INC.

By:	/s/ John C. Gerspach
	Name:	John C. Gerspach
	Title:	Chief Financial Officer

FEDERAL DEPOSIT INSURANCE CORPORATION

By:	/s/ Dennis Warnke
	Name:	Dennis Warnke
	Title:	Manager, Treasury Management Branch

[Signature Page to Exchange Agreement]

EXHIBIT A

[TERM SHEET FOR SUBORDINATED NOTES DUE 2025]

Citigroup Inc.

$1,420,000,000

5.500% SUBORDINATED NOTES DUE 2025

Terms and Conditions

Issuer: Selling Securityholder:	Citigroup Inc. (“Citigroup”) Federal Deposit Insurance Corporation (“FDIC”)
Ratings*:	Baa3 / BBB+ / BBB+ (Outlook Uncertain/ Negative Outlook / Stable Outlook) (Moody’s / S&P / Fitch)
Ranking:	Subordinated
Trade Date:	September 10, 2013
Settlement Date:	September 13, 2013
Maturity:	September 13, 2025
Par Amount:	$1,420,000,000
Treasury Benchmark:	2.500% due August 15, 2023
Re-offer Yield:	5.500%
Semi-Annual Coupon:	5.500% per annum
Public Offering Price:	100.000% per note
Gross Fee: Management Fee: Underwriting Fee: Sales Concession: Re-allowance:	0.450% 0.090% 0.090% 0.270% 0.160%
Purchase Price:	100.000%
Net Proceeds to FDIC:	$1,420,000,000
Interest Payment Dates:	The 13th of each March and September, beginning March 13, 2014. Following business day convention applicable
Day Count:	30 / 360
Defeasance:	Applicable. Provisions of Sections 11.02 and 11.03 of the Indenture apply
Redemption at Issuer Option:	Only for tax purposes
Redemption for Tax Purposes:	Applicable at Citigroup’s option if, as a result of any act taken by a taxing authority or changes in U.S. tax law, withholding tax or information reporting requirements are imposed on payments on the notes to non-U.S. persons. Redemption as a whole, not in part
Sinking Fund:	Not applicable
Listing:	Application will be made to list the notes on the regulated market of the Luxembourg Stock Exchange

Minimum Denominations/Multiples:	$1,000 / multiples of $1,000 in excess thereof

CUSIP:	172967HB0
ISIN:	US172967HB08

Global Coordinator:	Citigroup Global Markets Inc.

Citigroup Inc.

$1,420,000,000

5.500% SUBORDINATED NOTES DUE 2025

Joint Bookrunners:	RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

ABN AMRO Securities (USA) LLC

Banca IMI S.p.A.

BBVA Securities Inc.

BMO Capital Markets Corp.

Capital One Securities, Inc.

CIBC World Markets Corp.

Commerz Markets LLC

Fifth Third Securities, Inc.

ING Financial Markets LLC

Lloyds Securities Inc.

Macquarie Capital (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

nabSecurities, LLC

National Bank of Canada Financial Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

UniCredit Capital Markets LLC
Co-Managers:

Apto Partners, LLC

Banco BTG Pactual S.A. – Cayman Branch

Blaylock Robert Van, LLC

Cabrera Capital Markets, LLC

C.L. King & Associates, Inc.

CastleOak Securities, L.P.

Drexel Hamilton, LLC

KKR Capital Markets LLC

Kota Global Securities Inc.

Lebenthal & Co., LLC

Loop Capital Markets LLC

M.R. Beal & Company

MFR Securities, Inc.

Mischler Financial Group, Inc.

Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Citigroup Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup's registration statement is No. 333-191056. Alternatively, you can request the prospectus by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.

EXHIBIT B

[TERM SHEET FOR SUBORDINATED NOTES DUE 2043]

Citigroup Inc.

$1,000,000,000

6.675% SUBORDINATED NOTES DUE 2043

Terms and Conditions

Issuer: Selling Securityholder:	Citigroup Inc. (“Citigroup”) Federal Deposit Insurance Corporation (“FDIC”)
Ratings*:	Baa3 / BBB+ / BBB+ (Outlook Uncertain/ Negative Outlook / Stable Outlook) (Moody’s / S&P / Fitch)
Ranking:	Subordinated
Trade Date:	September 10, 2013
Settlement Date:	September 13, 2013
Maturity:	September 13, 2043
Par Amount:	$1,000,000,000
Treasury Benchmark:	2.875% due May 15, 2043
Re-offer Yield:	6.675%
Semi-Annual Coupon:	6.675% per annum
Public Offering Price:	100.000% per note
Gross Fee: Management Fee: Underwriting Fee: Sales Concession: Re-allowance:	0.875% 0.175% 0.175% 0.525% 0.315%
Purchase Price:	100.000%
Net Proceeds to FDIC:	$1,000,000,000
Interest Payment Dates:	The 13th of each March and September, beginning March 13, 2014. Following business day convention applicable
Day Count:	30 / 360
Defeasance:	Applicable. Provisions of Sections 11.02 and 11.03 of the Indenture apply
Redemption at Issuer Option:	Only for tax purposes
Redemption for Tax Purposes:	Applicable at Citigroup’s option if, as a result of any act taken by a taxing authority or changes in U.S. tax law, withholding tax or information reporting requirements are imposed on payments on the notes to non-U.S. persons. Redemption as a whole, not in part
Sinking Fund:	Not applicable
Listing:	Application will be made to list the notes on the regulated market of the Luxembourg Stock Exchange

Minimum Denominations/Multiples:	$1,000 / multiples of $1,000 in excess thereof

CUSIP:	172967HA2
ISIN:	US172967HA25

Global Coordinator:	Citigroup Global Markets Inc.

Citigroup Inc.

$1,000,000,000

6.675% SUBORDINATED NOTES DUE 2043

Joint Bookrunners:	RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

ABN AMRO Securities (USA) LLC

Banca IMI S.p.A.

BBVA Securities Inc.

BMO Capital Markets Corp.

Capital One Securities, Inc.

CIBC World Markets Corp.

Commerz Markets LLC

Fifth Third Securities, Inc.

ING Financial Markets LLC

Lloyds Securities Inc.

Macquarie Capital (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

nabSecurities, LLC

National Bank of Canada Financial Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

PNC Capital Markets LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

UniCredit Capital Markets LLC
Co-Managers:

Apto Partners, LLC

Banco BTG Pactual S.A. – Cayman Branch

Blaylock Robert Van, LLC

Cabrera Capital Markets, LLC

C.L. King & Associates, Inc.

CastleOak Securities, L.P.

Drexel Hamilton, LLC

KKR Capital Markets LLC

Kota Global Securities Inc.

Lebenthal & Co., LLC

Loop Capital Markets LLC

M.R. Beal & Company

MFR Securities, Inc.

Mischler Financial Group, Inc.

Muriel Siebert & Co., Inc.

Samuel A. Ramirez & Company, Inc.

The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Citigroup Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup's registration statement is No. 333-191056. Alternatively, you can request the prospectus by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or RBC Capital Markets, LLC toll-free at 1-866-375-6829.

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED UPON
TRANSFER OF TRUPS SECURITIES]

Citigroup Inc.
399 Park Avenue
New York, New York 10043
Facsimile: 212-793-5629
Attention: Treasury Department

The Bank of New York Mellon
101 Barclay Street – 8W
New York, New York 10286
Attention: Corporate Trust Administration

Re:	8.00% Capital Securities, liquidation amount $1,000 per capital security (the “Securities”) CUSIP # 17314MAA4

Reference is hereby made to that certain Amended and Restated Declaration of Trust of Citigroup Capital XXXIII, dated as of July 30, 2009 (the “ARDT”), among Citigroup Inc., the regular trustees named therein, BNY Mellon Trust of Delaware, as Delaware Trustee, and The Bank of New York Mellon, as Institutional Trustee (the “Institutional Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the ARDT.

This certificate relates to $2,225,000,000 aggregate liquidation amount of Securities held in definitive form represented by Certificate No. 6 by the undersigned.

The undersigned, the Federal Deposit Insurance Corporation (transferor), hereby requests that the Security Registrar register a transfer of 2,225,000 Securities ($2,225,000,000 aggregate liquidation amount), represented by Certificate No. 6, to Citigroup Inc. (transferee).

In connection with such transfer of the Securities, the undersigned confirms that such Securities are being transferred in accordance with their terms:

CHECK ONE BOX BELOW:

☒	to Citigroup Inc. or any subsidiary thereof; or

☐	to a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) and in compliance with Rule 144A;

☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Security Registrar will refuse to register the transfer of any of the Securities referenced in this certificate or any beneficial interests therein.

FEDERAL DEPOSIT INSURANCE CORPORATION

By:
Name:
Title:

Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)

EXHIBIT D

[FORM OF OPINION OF COUNSEL]

Opinions provided by outside counsel to the Company on the date hereof:

(a)          The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b)          The Company has corporate power to enter into the Exchange Agreement and to perform its obligations thereunder with respect to the Exchange and the Exchange has been duly and validly authorized by the Company.

(c)          The Exchange Agreement has been duly and validly authorized by the Company, and duly executed and delivered by the Company, and, assuming due execution and delivery by the Investor, the Exchange Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)          The Indenture has been duly and validly authorized, and duly executed and delivered, by the Company, the Indenture is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Indenture has been qualified under the Trust Indenture Act.

(e)          The Subordinated Notes have been duly and validly authorized and executed by the Company and, assuming such Subordinated Notes are duly authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered to the Investor against consideration therefor, have been duly and validly issued and are valid and legally binding obligations of the Company, enforceable in accordance with their terms, and are in the form contemplated by, and entitled to the benefits of, the Indenture.

(f)          The Company is not now, nor after giving effect to the Exchange will be, and the Company is not controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940.

Opinions provided by in-house counsel to the Company on the date hereof:

(a)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b)          The issuance and exchange of the Subordinated Notes pursuant to the Exchange Agreement do not, and the performance by the Company of its obligations in connection with the Exchange Agreement will not, require any consent, approval, authorization, registration or qualification of or with any governmental agency or body of the United States or the State of New York, except such as have been obtained or effected.

(c)          The execution, delivery and performance of the Exchange Agreement by the Company and the issuance of the Subordinated Notes pursuant to the Exchange Agreement will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments of the Company filed by the Company with the Commission as exhibits to the registration statement on Form S-3 (Registration No. 333-191056), and to its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2012; (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2013 and June 30, 2013; (iii) Current Reports on Form 8-K filed from January 2, 2013 to the date hereof; (iv) registration statement on Form S-3 (Registration No. 333-172555); (v) registration statement on Form S-3 (Registration No. 333-172554); (vi) registration statement on Form S-3 (Registration No. 333-152454); (vii) registration statement on Form S-3 (Registration No. 333-135163); and (viii) registration statement on Form S-3 (Registration No. 333-172562), or result in a violation of the charter or bylaws of the Company or any of its material subsidiaries or any statute, rule, regulation or order of any governmental agency or body of the United States or the State of New York or any court of the United States or the State of New York having jurisdiction over the Company; provided, however, that no opinion is expressed in this paragraph with respect to (i) the rights to indemnity and contribution contained in the Agreement, which may be limited by federal or state securities laws or the public policy underlying such laws, or (ii) any state securities or blue sky laws.

Statement provided by outside counsel regarding the effectiveness of the Registration Statement:

(a)          based solely upon our review of the Notice of Effectiveness on the website of the Securities and Exchange Commission (the “Commission”), the registration statement on Form S-3 (No. 333-191056) (the “Registration Statement”) related to your sale of the Subordinated Notes is effective under the Securities Act of 1933, as amended, and (b) based solely upon a telephonic confirmation from a representative of the Commission, no stop order with respect thereto has been issued by the Commission, and to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission. To the best of our knowledge, no order directed to any document incorporated by reference in the Registration Statement has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

EXHIBIT E

[REGISTRATION RIGHTS]

(a) Registration.

(i)          Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than date of the Exchange, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all applicable Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement. Notwithstanding the foregoing, if on the date of this Agreement, the Company is not eligible to file a registration statement on Form S-3, then the Company shall not be obligated to file a Shelf Registration Statement unless and until requested to do so in writing by the Investor.

(ii)         Any registration pursuant to these Registration Rights shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to paragraph (c) below. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed; provided that to the extent appropriate and permitted under applicable law, such Holders shall consider the qualifications of any broker-dealer Affiliate of the Company in selecting the lead underwriters in any such distribution.

(iii)        The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this section (a): (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than two times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(iv)         If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to paragraph (a)(i) above, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw any such written request for its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this paragraph (a)(iv) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

(v)          If the registration referred to in paragraph (a)(iv) above is proposed to be underwritten, the Company will so advise Investor and all other Holders as a part of the written notice given pursuant to paragraph (a)(iv) above. In such event, the right of Investor and all other Holders to registration pursuant to this section (a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of its Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Investor (if the Investor is participating in the underwriting).

(vi)         If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to paragraph (a)(ii) above or (y) a Piggyback Registration under paragraph (a)(iv) above relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under paragraph (a)(iv) above, the securities the Company proposes to sell, (B) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to paragraph (a)(ii) or paragraph (a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Company has, prior to the date of the Exchange, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that it would otherwise result in a breach under such agreement.

(b)          Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered; provided that all Selling Expenses of the Investor shall be borne by the Company as set forth in Section 4.1 of this Agreement.

(c)          Obligations of the Company. Beginning on October 8, 2013, the Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(i)          Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to paragraph (d) below, keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(ii)         Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii)        Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(iv)         Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v)          Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(vi)         Give written notice to the Holders:

(A)         when any registration statement filed pursuant to section (a) hereof or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)         of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)         of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)         of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Company’s common stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E)         of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F)         if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by paragraph(c)(x) below cease to be true and correct.

(vii)        Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in paragraph (c)(vi)(C) above at the earliest practicable time.

(viii)      Upon the occurrence of any event contemplated by paragraphs (c)(v) or (c)(vi)(E) above, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with paragraph (c)(vi)(E) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(ix)        Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(x)          If an underwritten offering is requested pursuant to paragraph (a)(ii) above, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(xi)         Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(xii)        Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.

(xiii)      If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such (d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(e)          Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)          Furnishing Information.

(i)          Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)         It shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraph (c) above that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g)          Indemnification.

(i)          The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(ii)         If the indemnification provided for in paragraph (g)(i) above is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this paragraph (g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (g)(i) above. No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h)          Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to section (a) may be assigned by the Investor to a transferee or assignee of Registrable Securities with a liquidation amount of at least $200 million in aggregate; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i)          [Reserved.]

(j)          Rule 144; Rule 144A. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)          make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the date of the Exchange;

(ii)         (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);

(iii)        so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

(iv)          take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k)          As used in this Exhibit E, the following terms shall have the following respective meanings:

(i)          “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with paragraph (h) above.

(ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(iii)        “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(iv)         “Registrable Securities” means the Subordinated Notes acquired by Investor in the Exchange; provided that, once issued, such Subordinated Notes will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided in paragraph (o) below, they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or, (4) they have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(v)          “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Exhibit E, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(vi)         “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(vii)        “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l)          At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Exhibit E from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under paragraphs (a)(iv) - (vi) above in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under paragraph (f) above with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this paragraph (l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to paragraph (a)(ii) or paragraph (a)(iv) prior to the date of such Holder’s forfeiture.

(m)          Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Exhibit E and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Company under this Exhibit E in accordance with the terms and conditions of this Exhibit E.

(n)         No Inconsistent Agreements. The Company shall not, on or after the date of the Exchange, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Exhibit E or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Exhibit E. In the event the Company has, prior to the date of the Exchange, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Exhibit E (including agreements that are inconsistent with the order of priority contemplated by paragraph (a)(vi) above) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Exhibit E.

(o)          Certain Offerings by the Investor. In the case of any securities held by the Investor that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of paragraph (a)(ii), clauses (iv), (ix) and (x)-(xii) of paragraph (c) and paragraph (g) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.